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Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, indicated by "*" marks, have been separately filed with the Commission.
                                                                    EXHIBIT 10.7

                                COMPENSATION PLAN
                                  FOR PARTNERS
                                  MARCH 1, 1997


Base salaries will be reviewed at least once a year. Managing Partners will submit salary recommendations through appropriate channels to the President by February 1. The President will evaluate the recommendations, make the final decision, and the changes will be effective March 1.

Base salaries are guaranteed for a fiscal year. Any deficits which occur from billings which do not result in sufficient credit to cover base salaries will be forgiven at the end of the fiscal year. However, if deficits occur whereby an employee is compensated in excess of base salary, and billings do not result in sufficient credit to cover compensation, the deficit will be carried forward to the following year. When deficits occur with regard to base salary, there probably will be a downward adjustment in base salary the following year.

Percent of Billings To Be Paid (On cash-received basis)

         *** percent on billings up to $******.
         *** percent on billings over $******.

Billings will be defined as the average of fees developed and fees credited. Essentially, the plan places equal value on business developed and business executed. A minimum level of business development is expected of each Partner. To the extent a Partner is not credited with developing at least $****** in professional fee billings for a given fiscal year, all professional fee billings credited will be compensated at *** percent. The percent of billings collected in excess of base salary distributed will be paid in the month following collection.

Follow-on Search Billings

To further encourage the passing of work (and relationships) where the client is benefitted, it is important to have a clear policy for sharing the fee credits on follow-on search billings. Any time a consultant passes a search, he/she takes the risk of losing that client either as a result of poor search work or the client continuing to work with the conducting consultant. At the same time, it is in the best interests of the firm to have senior Partners introducing junior Partners and Principals into relationships and allowing them to establish a base from which to build a practice.

Where a consultant is brought into a search with the expectation that the client will be turned over to him/her, *** percent of business development credit for follow-on searches booked within the following 12-month period and *** percent of business development credit for follow-on searches booked within the second 12-month period will be credited to the passing Partner.
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With respect to billings credit, the split would be dependent upon the level of involvement of the Partner passing the search, but at a minimum, *** percent of the fee would be appropriate where the passing Partner continues to have an important client relations role.

These guidelines for follow-on credits discussed above are benchmarks. If the two consultants involved in an assignment deem, for whatever reason, that the percentages and/or period of applicability are unreasonable, they can decide between them a more equitable split. However, we are attempting to avoid every assignment being subject to a negotiation process.

Recovery of Past Billings Credits

When a consultant accepts a search assignment, he/she commits to the firm and its clients that he/she is professionally obligated to complete that assignment to the client's satisfaction. If the consultant leaves the firm with incomplete assignments for which he/she has received either accrual bonus credit or actual cash compensation, the firm may, at its discretion, disallow all or a portion of that credit and transfer it to the consultant who will assume the obligation for completing the assignment.

Discretionary Bonus

To further encourage and reward top-quality professional work and the long-term development of the firm, all Partners who are credited with developing at least $****** in professional fee billings for a given fiscal year will be eligible for a discretionary bonus at each fiscal year-end.

The year-end discretionary bonus pool will range from *** percent to *** percent (*** percent targeted) of annual accrual billings for Partners as a group and will be allocated to the respective offices based on evaluations by the Managing Partners of key performance factors.

Each Managing Partner will have the responsibility for recommending the individual discretionary bonus awards for his respective office. Awards will be based upon the Managing Partner's evaluation of the Partner's performance against certain factors which are critical to the long-term success and reputation of the firm. Therefore, the following factors, weighted in terms of their relative importance to the overall objectives of the firm, will be considered in determining individual bonus awards:

-        *** percent based on fees developed.

- *** percent based on performance tied to individual achievement of certain key firm objectives.

To receive a discretionary bonus, the Partner must be on the firm's payroll on February 28/29 of the appropriate fiscal year. If deficits occur whereby a consultant's billings do not result in sufficient credit to cover guaranteed compensation, his/her discretionary bonus may be applied against the resulting deficit.
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Additional Benefits for Partners

         Business Club Membership

         - At the discretion of the Managing Partner, the firm will pay the membership fee and yearly dues for one appropriate business club membership for each Partner.